EXHIBIT 99.1

FROM:	SIEBERT FINANCIAL CORP.
885 Third Avenue Suite 3100
New York, NY 10022

SIEBERT FINANCIAL CORP. ANNOUNCES TRANSFER OF ITS OWNERSHIP INTEREST IN SIEBERT BRANDFORD SHANK & CO. TO FIRM’S MAJORITY OWNERS

NEW YORK — November 9, 2015 -- Siebert Financial Corp. (NASDAQ: SIEB) today announced its subsidiary, Muriel Siebert & Co., Inc. has sold its ownership interest held in its affiliate, Siebert Brandford Shank & Co., L.L.C. (SBSCO), to the firm’s majority owners. SBSCO is the nation’s #1 ranked MBE municipal finance firm and a Top 5 ranked MBE corporate underwriting firm.

The firm was founded in 1996 by the late Muriel Siebert, the first woman to own a seat on the New York Stock Exchange, together with its current CEO Suzanne Shank and its retiring chairman Napoleon Brandford III.

“The transfer of Siebert Financial Corp.’s ownership interest to SBSCO reflects the vision of Muriel Siebert almost 20 years ago,” said Jane H. Macon, Chairwoman of the Board of Directors of Siebert Financial Corp. “We are very pleased that SBSCO will continue under the strong leadership of Suzanne Shank and has realigned its ownership structure to include a number of new members who are committed to its future. We wish SBSCO well as it continues to build upon an important part of Mickie Siebert’s legacy.”

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About Siebert Financial Corp.

Siebert Financial Corp. is a holding company which conducts all of its brokerage operations through Muriel Siebert & Co., Inc. The firm became a member of the New York Stock Exchange in 1967, when Ms. Siebert became the first woman to own a seat on the Exchange. Siebert Financial is based in New York City with additional retail branches in Boca Raton, FL and Beverly Hills, CA. www.siebertnet.com

Siebert does not provide investment, tax or legal advice. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader service offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than Siebert, prevalence of a flat fee environment, decline in participation in equity or municipal finance underwriting, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses, changes in net capital or other regulatory requirements. As a result of these and other factors, Siebert may experience material fluctuations in its operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in “forward-looking statements” are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such “forward-looking statements,” and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such “forward-looking statements” to reflect future events or developments. An investment in Siebert involves various risks, including those mentioned above and those, which are detailed from time to time in Siebert’s Securities and Exchange Commission filings. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC.

For more information, please contact:

Rubenstein Associates—Public Relations

Laura Hynes-Keller: W: 212-843-8095 M: 646-797-6992